Exhibit 4.2

Execution Copy

AGIOS PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

November 16, 2011

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7.4	Governing Law	20

7.5	Notices	20

7.6	Amendment and Restatement of Prior Agreement; Complete Agreement	21

7.7	Amendments and Waivers	21

7.8	Pronouns	21

7.9	Counterparts; Facsimile Signatures	21

7.10	Section Headings and References	22

Exhibit A – List of Purchasers

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AGIOS PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Agreement dated as of November 16, 2011 is entered into by and among Agios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Lewis Cantley, Tak Mak, Craig Thompson and Michael Su (individually, a “Founder” and collectively, the “Founders”), and the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”).

Recitals

WHEREAS, the Company and certain Purchasers (the “Existing Purchasers”) have previously entered into that certain Amended and Restated Investor Rights Agreement, dated as of April 14, 2010 (the “Prior Agreement”), which provides for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Purchasers’ right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company;

WHEREAS, the Company and certain Purchasers have entered into a Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, the Company and the Existing Purchasers desire to amend and restate the Prior Agreement, to add new Purchasers as parties to this Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.

“Basic Amount” means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock issuable upon conversion of all Shares then held by such Qualified Purchaser and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock but excluding all shares of Common Stock (including shares issued upon exercise of options) issued to employees of the Company after the date hereof).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities in which (i) the Company is party to such transaction or transactions or (ii) the acquiring persons or entities are not Affiliated Parties of holders of Series A Convertible Preferred Stock of the Company.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Fidelity Purchasers” means each of Fidelity Select Portfolios: Pharmaceuticals Portfolio, Fidelity Select Portfolios: Biotechnology Portfolio, Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Contrafund: Fidelity Advisor New Insights Fund, Fidelity Securities Fund: Fidelity Small Cap Opportunities Fund and Fidelity Capital Trust: Fidelity Small Cap Independence Fund.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

“Independent Directors” has the meaning given to such term in the Second Amended and Restated Stockholders’ Voting Agreement by and among the Company, the Purchasers and the Founders, dated on or about the date hereof.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holders” means the Purchasers initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

“Notice of Acceptance” means a written notice from a Purchaser to the Company containing the information specified in Section 3.1(b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).

“Offered Securities” means (a) any shares of Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Qualified Public Offering” means the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $30,000,000 of gross proceeds to the Corporation and with either (a) a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) or (b) a listing of the Common Stock on a nationally recognized securities exchange or trading system.

“Qualified Purchaser” means a Purchaser that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.1.

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) any IPO Shares (as defined in the Series B Purchase Agreement) purchased in a Private Placement (as defined in the Series B Purchase Agreement), and (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 6.1, to the rights under this Agreement or (iii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act; provided, however, with respect to clause (iii), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Purchaser owning Registrable Shares included in a Registration Statement.

“Series A Directors” means the directors designated by the holders of Series A Convertible Preferred Stock of the Company pursuant to the Second Amended and Restated Stockholders’ Voting Agreement by and among the Company, the Purchasers and the Founders, dated on or about the date hereof.

“Series B Purchase Agreement” means the Series B Convertible Preferred Stock Purchase Agreement, dated as of April 14, 2010, by and between the Company and Celgene Corporation.

“Shares” means shares of Series A Convertible Preferred Stock, $0.001 par value per share, of the Company, shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company, Series C-1 Convertible Preferred Stock, $0.001 par value per share, of the Company and Series C-2 Convertible Preferred Stock, $0.001 par value per share, of the Company.

“Undersubscription Amount” means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.

2. Registration Rights.

2.1 Required Registrations.

(a) At any time after the earlier of (i) five years after the date hereof or (ii) six months after the closing of the Initial Public Offering, a Purchaser or Purchasers holding in the aggregate a majority of the Registrable Shares then outstanding may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) of Registrable Shares owned by such Purchaser or Purchasers having an aggregate value of at least $5,000,000 (based on the market price or fair value on the date of such request).

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Purchaser or Purchasers holding in the aggregate at least 25% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $5,000,000 (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Purchasers. Such Purchasers shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Purchasers may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Purchaser to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Purchaser’s participation in such underwriting on the terms set forth herein, and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Purchasers materially greater than the obligations of the Purchasers pursuant to Section 2.5. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Purchaser may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 2.1 or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein applicable to the Purchasers. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by officers or directors of the Company and by Other Holders (other than Registrable Shares) shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any such stockholder would thus be entitled to include more shares than such stockholder requested to be registered, the excess shall be allocated among other participating stockholders pro rata in the manner described in the preceding sentence. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) The Company shall not be required to effect more than (i) two registrations pursuant to Section 2.1(a) or (ii) in any 12-month period, two registrations pursuant to Section 2.1(b). In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchasers after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4). For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that Purchasers have requested to be included in such Registration Statement are so included.

(f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 30 days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any 12-month period.

2.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock at any time and from time to time, it will, prior to such filing, give written notice to all Purchasers of its intention to do so. Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), unless (i) the Registration Statement is to be filed pursuant to Section 2.1 hereof, (ii) the Registration Statement covers shares to be sold solely for the account of Other Holders, which shares were acquired pursuant to either (I) an acquisition of a company of which they were formerly stockholders, (II) a “private placement” under the Securities Act or (III) Rule 144A under the Securities Act, or (iii) no Registrable Shares are to be included in the Registration Statement as a result of a written notice from the managing underwriter pursuant to Section 2.2(b), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Purchaser.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Purchaser to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms set forth herein and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than Purchasers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the shares held by Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a). If any Purchaser would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Purchasers pro rata in the manner described in the preceding sentence.

2.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent), in the case of both clauses (i) and (ii), that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and each Selling Stockholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or a Selling Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Purchaser agrees, if requested by the Company and the managing underwriter of the Initial Public Offering, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (other than as a result of a change of control of a holder of Registrable Shares where such holder survives the change of control), any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the Initial Public Offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or NYSE Rule 472(f)(4) or any similar successor provision) and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such “lock-up” period.

As a condition to the obligation of the Purchasers under this Section 2.8, the Company agrees to use reasonable efforts to ensure that the “lock-up” obligation of the Purchasers under this Section 2.8, and any agreement entered into by the Purchasers as a result of their obligations under this Section 2.8, shall allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be conditioned upon the trading price of the Company’s Common Stock. The Company also agrees to use its best efforts to ensure that the “lock-up” obligation of the Purchasers under this Section 2.8, and any agreement entered into by the Purchasers as a result of their obligation under this Section 2.8, shall provide that all Purchasers will participate on a pro-rata basis in any early release of any stockholder.

Any Purchaser receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9 Limitations on Subsequent Registration Rights. The Company shall not, prior to the Initial Public Offering, without the prior written consent of Purchasers holding at least a majority of the Registrable Shares then held by all Purchasers, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Purchasers are not more favorable than the rights granted to Other Holders under Sections 2.1 and 2.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Purchasers are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Purchasers and such holders.

2.10 Reports Under Exchange Act. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act and with a view to making available to the holders of Registrable Shares the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit such holders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.11 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) five years after the closing of the Initial Public Offering, (b) the date on which no Purchaser holds any Registrable Shares or (c) a Company Sale.

3. Right of First Refusal.

3.1 Rights of Purchasers to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Purchaser an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s Basic Amount and (B) such Qualified Purchaser’s Undersubscription Amount. Notwithstanding the other provisions of this Section 3.1, after delivery of the Offer, the Company may issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, Offered Securities to the offerees or purchasers described in the Offer and upon the terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer without complying with the terms of this Section 3.1, provided that the Company permits each Qualified Purchaser to purchase the number of Offered Securities that such Qualified Purchaser is entitled to purchase pursuant to this Section 3.1 (calculated in the same manner as if such Qualified Purchasers purchased such Offered Securities on the same date as the offerees or purchasers described in the Offer) on substantially the same terms as the Company sold the Offered Securities in the initial transaction, within 10 days after the Company receives a Notice of Acceptance from such Qualified Purchaser.

(b) To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Purchaser’s Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase. If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities other than previously sold under the last sentence of Section 3.1(a), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a).

(e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.

(f) The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

(g) Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

(h) The rights of the Qualified Purchasers under this Section 3.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of outstanding convertible preferred stock;

(iii) the issuance of up to an aggregate of 10,669,018 shares (including shares issued prior to the date hereof) of Common Stock (or such greater number as is approved by the Board of Directors of the Company, including at least a majority of the Series A Directors and all of the Independent Directors) or options with respect thereto (subject in either case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement), issued or issuable to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company, including at least a majority of the Series A Directors and all of the Independent Directors (it being understood that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted towards the maximum number set forth in this clause (iii) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);

(iv) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any Company Subsidiary of all or substantially all of the stock or assets of any other entity (which issuance is approved by the Board of Directors, including at least a majority of the Series A Directors and all of the Independent Directors);

(v) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; or

(vi) the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with any present or future borrowing, line of credit, leasing or similar financing arrangement approved by the Board of Directors of the Company, including at least a majority of the Series A Directors and all of the Independent Directors;

(vii) the issuance of shares of Common Stock, or the grant of options or warrants therefor, pursuant to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation, including at least a majority of the Series A Directors and all of the Independent Directors; or

(viii) the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including at least a majority of the Series A Directors and all of the Independent Directors.

3.2 Termination. This Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of the Initial Public Offering.

4. Covenants.

4.1 Negative Covenants. So long as at least 1,000,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are outstanding, the Company shall not, without the consent of the Board of Directors, including at least a majority of the Series A Directors and all of the Independent Directors:

(a) increase the size of the Board of Directors above nine (9) members;

(b) hire or fire any senior executives or change the compensation of (including approving the payment of bonuses to) senior executives not contemplated in the Budget (as defined below) or such executives’ employment agreements;

(c) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of one year;

(d) enter into any lines of business that are not primarily related to the business of the Company as conducted on the date hereof, exit the business of the Company as conducted on the date hereof, or change the principal business of the Company;

(e) grant an exclusive license to any of the Company’s material intellectual property rights;

(f) acquire all or substantially all of the properties, assets or stock of any other company or entity;

(g) incur indebtedness in excess of $100,000 in the aggregate that is not covered by the Budget, other than trade credit incurred in the ordinary course of business;

(h) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(i) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board of Directors;

(j) guarantee, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; or

(k) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person.

4.2 Observation.

(a) The Company will permit one designee of the Founders, who shall be a Founder then serving on the Company’s scientific advisory board who is not an employee of or a member of the Board of Directors of the Company, to attend all meetings of the Board of Directors of the Company, and shall provide such Founder with such notice and other information with respect to such meetings as are delivered to the directors of the Company. Notwithstanding the foregoing, the Company may prevent such Founder from attending a Board of Directors meeting (or portion thereof) or receiving certain information with respect thereto if the Company’s Board of Directors reasonably believes that the delivery of such information or the attendance at such meeting (i) would result in the loss of trade secret protection or otherwise compromise confidential information or (ii) would adversely affect attorney-client privilege.

(b) As long as the Fidelity Purchasers do not have a representative serving on the Board of Directors of the Company, the Company will permit one designee of the Fidelity Purchasers (the “Fidelity Designee”), who shall be reasonably acceptable to the Company, to attend meetings of the Board of Directors of the Company, and shall provide the Fidelity Designee with such notice and other information with respect to such meetings as are delivered to the directors of the Company. Notwithstanding the foregoing, the Board of Directors of the Company may prevent the Fidelity Designee from attending a Board of Directors meeting (or portion thereof) or receiving certain information with respect thereto if the Company’s Board of Directors reasonably believes that the delivery of such information or the attendance at such meeting (i) would result in the loss of trade secret protection or otherwise compromise confidential information or (ii) would adversely affect attorney-client privilege.

4.3 Financial Statements and Budget. The Company shall deliver to each Purchaser:

(a) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established regional or national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;

(b) within 30 days after the end of each of the first three fiscal quarters of the Company and within 60 days after the end of the fourth fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(c) within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company’s projected financial statements for the corresponding periods for the current fiscal year;

(d) at least 30 days prior to the commencement of each new fiscal year, a budget (the “Budget”) approved by the Board of Directors of the Company for such fiscal year; provided that any budget provided to Celgene may be revised to exclude any information that the Company reasonably believes would (i) identify parties to existing business transactions or business transactions under negotiation (provided that the budget shall retain information sufficient for Celgene to understand the impact of the budget on the Company’s financial condition) or (ii) reveal sensitive or strategic information related to a potential or existing conflict of interest between Celgene and the Company with respect to the Collaboration Agreement; and

(e) promptly following the end of each fiscal quarter of the Company, an updated capitalization table of the Company certified by the Treasurer of the Company.

Upon the request of any Purchaser, the Company will use commercially reasonable efforts to advise such Purchaser if the Company believes there may be material non-public information about any other company that has any class of its equity securities traded publicly in any part of the world in any of the materials provided to such Purchaser under this Section 4.3.

4.4 Agreements with Employees; Options.

(a) Subject to the policies of any academic or research institutions with whom the Company’s consultants or advisors may be affiliated, the Company (A) shall require all persons now or hereafter employed by the Company to enter into non-competition, non-solicitation confidentiality and assignment agreements substantially in the form of Exhibit G to the Purchase Agreement and (B) shall require all consultants utilized by the Company to enter into such invention and non-disclosure agreements and/or non-competition and non-solicitation agreements as may be required by the Board of Directors of the Company.

(b) Unless otherwise approved by the Board of Directors, including at least a majority of the Series A Directors and all of the Independent Directors, all options or restricted stock granted or issued by the Company after the date hereof to employees or consultants shall become exercisable at the rate of 25% on the first anniversary of the date of grant or issue and 2.0833% per month thereafter over the subsequent three (3) years, so long as the holder continues to be an employee or consultant of the Company.

4.5 Board of Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(b) The Board of Directors shall meet at least eight (8) times per year (whether in person or by teleconference), unless otherwise agreed by a majority of the members of the Board of Directors.

(c) The Company shall obtain as promptly as practicable following the date of this Agreement and shall maintain, until otherwise approved by a majority of the Board of Directors who are not employees of the Company, a director and officer liability insurance policy on terms approved by a majority of the members of the Board of Directors who are not employees of the Company.

(d) The Company hereby acknowledges that one or more of the Series A Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Series A Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Series A Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Series A Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Series A Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Series A Director), without regard to any rights such Series A Director may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Series A Director with respect to any claim for which such Series A Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Series A Director against the Company.

(e) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company to assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company’s Third Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(f) Each committee of the Board of Directors shall contain at least one Series A Director and at least one Independent Director.

4.6 Termination of Covenants. All covenants of the Company contained in this Section 4 (except the covenants set forth in Section 4.5(d) and (e)) shall terminate upon the earlier of the closing of a Company Sale or the closing of the Initial Public Offering.

5. Confidentiality; Acknowledgement of Investor Activity.

(a) Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.1 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5.1, (iii) to any Affiliated Party of such Purchaser, provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Purchasers, or (iv) as may otherwise be required by law, regulation or legal process, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

(b) The Company acknowledges that certain of the Investors are registered Investment Companies under the Investment Company Act of 1940, as amended, other investment funds or in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; provided that the Investors remain in compliance with the confidentiality obligations set forth above in Section 5.1.

6. Transfers of Rights; Calculation of Share Numbers.

6.1 Transfer of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which at least 600,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) or all of the Shares owned by such Purchaser (if fewer than 600,000) are transferred by such Purchaser, or (b) to any Affiliated Party of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Purchaser, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 to the same extent as if such transferee were a Purchaser hereunder and no Purchaser shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8.

6.2 Calculation of Share Numbers. In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

7. General.

7.1 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each of Fidelity Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Purchaser or any affiliate thereof individually but are binding only upon such Fidelity Purchaser or any affiliate thereof and its assets and property.

7.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.3 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof), as to all other matters.

7.5 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) immediately upon confirmation of receipt if delivered by e-mail, in each case to the intended recipient as set forth below:

If to the Company, at 38 Sidney Street, 2nd Floor, Cambridge, Massachusetts 02139, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022, Attention: Steven D. Singer, Esq.;

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto; or

If to a Founder, at the address set forth below such Founder’s signature to this Agreement, or at such other address as may have been furnished in writing by such Founder to the other parties hereto.

For purposes of clarity, any notice to Salthill Partners, L.P., Salthill Investors (Bermuda) L.P. and Hawkes Bay Master Investors (Cayman) LP (each a “Wellington Purchaser”) shall be exclusively delivered to the Wellington Management Company, LLP at the address set forth on Exhibit A hereto unless otherwise directed by such Wellington Purchaser.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.

7.6 Amendment and Restatement of Prior Agreement; Complete Agreement. The Company and the Purchasers (as defined in the Prior Agreement) holding Shares representing a majority of the voting power of all Shares held by Purchasers (as defined in the Prior Agreement) agree that, as of the date of this Agreement, (i) the Prior Agreement is hereby amended and restated in its entirety by this Agreement, (ii) the provisions of the Prior Agreement shall no longer be of any force or effect, and (iii) this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

7.7 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding Shares representing a majority of the voting power of all Shares then held by Purchasers; provided that any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Purchasers holding Registrable Shares representing a majority of the voting power of all Registrable Shares then held by all Purchasers. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction), (b) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived in a manner that is adverse to the holders of Series C-1 Convertible Preferred Stock and not similarly adverse to the other holders of Preferred Stock without the written consent of the holders of a majority of the outstanding shares of Series C-1 Convertible Preferred Stock (the “Requisite Series C-1 Vote”), (c) Section 4.2(a) may not be amended or waived without the written consent of holders of at least a majority of the Founders then employed by or engaged as a consultant or advisor to the Company, (d) Sections 4.2(b) and 4.3 may not be amended and the observance thereof may not be waived without the written consent of the Requisite Series C-1 Vote, and (e) any requirement to obtain to the approval of all of the Independent Directors may not be amended or terminated and the observance thereof may not be waived without the written consent of the Requisite Series C-1 Vote. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.8 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

7.10 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

COMPANY:

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David Schenkein
Name:	David Schenkein
Title:	Chief Executive Officer

FOUNDERS:

/s/ Lewis Cantley
Lewis Cantley
Address:	43 Larch Road
Cambridge, MA 02138

/s/ Tak Mak
Tak Mak
Address:	The Campbell Family Institute for Breast Cancer Research
620 University Avenue, Suite 706
Toronto, Ontario
Canada M5G 2C1

/s/ Craig Thompson
Craig Thompson
Address:	304 Mallwyd Road
Merion, PA 19066

/s/ Michael Su
Michael Su
Address:	346 Hartman Road
Newton, MA 02459

Second Amended and Restated Investor Rights Agreement

PURCHASERS:

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P.
Its:	General Partner

By:	ARCH Venture Partners VII, LLC
Its:	General Partner

By:	/s/ Robert Nelsen
Name:
Title:

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures 2007 General Partner LLC
Its:	General Partner

By:	/s/ Noubar Afeyan
Name:
Title:

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P.
Its:	General Partner

By:	TRV GP, LLC
Its:	General Partner

By:	/s/ Kevin Starr
Name:
Title:	Manager

PRINCESS MARGARET HOSPITAL FOUNDATION

By:	/s/ Paul Alofs
Name:	Paul Alofs
Title:	President and CEO

Second Amended and Restated Investor Rights Agreement

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners, L.P.
Its:	General Partner

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners, L.P.
Its:	General Partner

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

BVF INVESTMENTS, L.L.C.

By:	BVF Partners, L.P.
Its:	Manager

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

INVESTMENT 10, LLC

By:	BVF Partners, L.P.
Its:	Attorney-in-fact

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

Second Amended and Restated Investor Rights Agreement

CELGENE EUROPEAN INVESTMENT COMPANY LLC

By:	/s/ Paul D’Angio

Name:	Paul D’Angio
Title:	Managing Director

HAWKES BAY MASTER INVESTORS (CAYMAN) LP

By:	/s/ Steven Hoffman

Name:	Steven Hoffman
Title:	Vice President and Counsel

By:	Wellington Management Company, LLP, as
Investment Advisor for and on behalf of Hawkes
Bay Master Investors (Cayman) LP

SALTHILL INVESTORS (BERMUDA) L.P.

By:	/s/ Steven Hoffman

Name:	Steven Hoffman
Title:	Vice President and Counsel

By:	Wellington Management Company, LLP, as
Investment Advisor for and on behalf of Salthill
Investors (Bermuda) L.P.

SALTHILL PARTNERS, L.P.

By:	/s/ Steven Hoffman

Name:	Steven Hoffman
Title:	Vice President and Counsel

By:	Wellington Management Company, LLP, as
Investment Advisor for and on behalf of Salthill
Partners, L.P.

Second Amended and Restated Investor Rights Agreement

WUXI PHARMATECH HEALTHCARE FUND I L.P.

By:	/s/ Edward Hu
For and on behalf of
WuXi PharmaTech Investments (Cayman) INC.
As General Partner for and on behalf of
WuXi PharmaTech Fund I General Partner L.P.

Second Amended and Restated Investor Rights Agreement

FIDELITY SELECT PORTFOLIOS: PHARMACEUTICALS PORTFOLIO

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY SECURITIES FUND: FIDELITY SMALL CAP OPPORTUNITIES FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

FIDELITY CAPITAL TRUST: FIDELITY SMALL CAP INDEPENDENCE FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Second Amended and Restated Investor Rights Agreement

Exhibit A

List of Purchasers

Name and Address

ARCH Venture Fund VII, L.P.

c/o ARCH Venture Partners

8725 West Higgins Road

Suite 290

Chicago, IL 60631

Flagship Ventures Fund 2007, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02142

Third Rock Ventures, L.P.

29 Newbury Street, Suite 401

Boston, MA 02116

ATTN: Kevin Starr

Princess Margaret Hospital Foundation

8th Floor, 700 University Avenue

M5G 1Z5

Toronto, Ontario, Canada

Attn: Paul Alofs, President and CEO

Celgene European Investment Company LLC

86 Morris Avenue

Summit, NJ 07901

Attention: George S. Golumbeski

With a copy to:

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attention: Legal Department

WuXi PharmaTech Healthcare Fund I L.P.

c/o WuXi AppTec Co. Ltd.

288 FuTe Zhong Road

Wai Gao Qiao Free Trade Zone

Shanghai 200131

P.R.CHINA

Attn: Ge Li

Fidelity Select Portfolios: Pharmaceuticals Portfolio

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Select Portfolios: Biotechnology Portfolio

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Advisor Series VII: Fidelity Advisor

Biotechnology Fund

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Mt. Vernon Street Trust: Fidelity Growth

Company Fund

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Contrafund: Fidelity Advisor New Insights Fund

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Securities Fund: Fidelity Small Cap Opportunities Fund

Ball & Co

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Fidelity Capital Trust: Fidelity Small Cap

Independence Fund

c/o Fidelity Investments

82 Devonshire Street, V13H

Boston, MA 02109

Attn: Andrew Boyd

With a copy (which shall not constitute notice) to:

H. David Henken, Esq.

Goodwin|Procter LLP

Exchange Place

Boston, MA 02109

Biotechnology Value Fund II, L.P.

Attn: Scott Perlen, VP – Finance

Grosvenor Capital Management, L.P.

900 N. Michigan Avenue, Suite 1100

Chicago, IL 60611

Biotechnology Value Fund, L.P.

Attn: Scott Perlen, VP – Finance

Grosvenor Capital Management, L.P.

900 N. Michigan Avenue, Suite 1100

Chicago, IL 60611

BVF Investments, L.L.C.

Attn: Scott Perlen, VP – Finance

Grosvenor Capital Management, L.P.

900 N. Michigan Avenue, Suite 1100

Chicago, IL 60611

Investment 10, LLC

Attn: Scott Perlen, VP – Finance

Grosvenor Capital Management, L.P.

900 N. Michigan Avenue, Suite 1100

Chicago, IL 60611

Salthill Partners, L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attention: Steven Hoffman, VP and Counsel

email: seclaw@wellington.com

Salthill Investors (Bermuda) L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attention: Steven Hoffman, VP and Counsel

email: seclaw@wellington.com

Hawkes Bay Master Investors (Cayman) LP

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attention: Steven Hoffman, VP and Counsel

email: seclaw@wellington.com

A-4